This Instrument Prepared By:

Christie Day Cannon Delmarva Power & Light Company Mailstop 92DC42 500 N. Wakefield Drive Newark, DE 19702

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,
Trustee

ONE HUNDRED AND EIGHTH SUPPLEMENTAL
INDENTURE

(amending the One Hundred and Fifth Supplemental Indenture)

Dated as of May 2, 2011
(but executed on the dates shown on the execution page)

This ONE HUNDRED AND EIGHTH SUPPLEMENTAL INDENTURE, dated as of the 2nd day of May, 2011 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company, and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundredth and Eighth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor trustee (the “Trustee”), to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture which granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and seven supplemental indentures amending, modifying and supplementing the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Eighth Supplemental Indenture, is hereinafter in this One Hundred and Eighth Supplemental Indenture called the “Indenture”); and

WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to any coupon bonds to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

WHEREAS, pursuant to Indenture of Trust No. 3, dated as of May 1, 2001, as amended by Supplemental Indenture of Trust No. 3 RE May 1, 2011, dated as of April 11, 2011, and First Supplemental Indenture of Trust No. 3, dated as of May 2, 2011, between The Delaware Economic Development Authority (the “Authority”) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Series 2001C Trustee”) (such indenture as amended, the “Series 2001C Indenture”), the Authority issued Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2001C due May 1, 2026 (the “Series 2001C Refunding Revenue Bonds”), in the aggregate principal amount of $34,500,000; and

WHEREAS, the Series 2001C Refunding Revenue Bonds are secured by a pledge of revenues and receipts derived from Loan Agreement No. 3, dated as of May 1, 2001, as amended by First Amendment to Loan Agreement No. 3, dated as of May 2, 2011, between the Authority and the Company; and

WHEREAS, in order to provide credit enhancement for the Series 2001C Refunding Revenue Bonds, Ambac Assurance Corporation (“Ambac”) issued a financial guaranty insurance policy relating to the Series 2001C Refunding Revenue Bonds, pursuant to an Insurance Agreement, dated as of May 1, 2001, as amended on September 29, 2009, between the Company and Ambac (the “Series 2001C Insurance Agreement”); and

WHEREAS, the Company on September 29, 2009 issued to Ambac, as security for the Company’s reimbursement obligations under, and as defined in, the Series 2001C Insurance Agreement, a series of bonds designated as “First Mortgage Bonds, Series 2001C Collateral Bonds due May 1, 2026” (hereinafter sometimes referred to as the “Series 2001C Collateral Bonds”) pursuant to the One Hundred and Fifth Supplemental Indenture, dated as of September 22, 2009 (the “One Hundred and Fifth Supplemental Indenture”), from the Company to the Trustee; and

WHEREAS, the Series 2001C Collateral Bonds are subject to mandatory redemption at any time if the Trustee shall receive a written demand from the holder of the Series 2001C Collateral Bonds for redemption stating that the Company has failed to pay to Ambac any amount due and payable under Section 2.01(a) of the Series 2001C Insurance Agreement (the “Ambac Mandatory Redemption Provision”); and

WHEREAS, the Company and Ambac desire to terminate the financial guaranty insurance policy relating to the Series 2001C Collateral Bonds; and

WHEREAS, in connection with the termination of such insurance policy Ambac has agreed to transfer the Series 2001C Collateral Bonds to the Series 2001C Trustee, which shall hold the Series 2001C Collateral Bonds as security and for the benefit of the holders of the Series 2001C Refunding Revenue Bonds; and

WHEREAS, in connection with the transfer of the Series 2001C Collateral Bonds to the Series 2001C Trustee, the Company desires to make certain modifications to the terms of the Series 2001C Collateral Bonds as set forth in this One Hundred and Eighth Supplemental Indenture, including (i) the deletion of the Ambac Mandatory Redemption Provision and (ii) the addition of a provision providing for the mandatory redemption of the Series 2001C Collateral Bonds if, at any time the Trustee receives written demand from the Series 2001C Trustee stating that there has occurred under the Series 2001C Indenture a declaration of acceleration of payment of principal and accrued interest, if any, on the Series 2001C Refunding Revenue Bonds pursuant to Section 9.02 thereof; and

WHEREAS, it is provided in the Original Indenture under Article XVII, Section 17.01, that the Company, when authorized by a resolution of its board of directors, and the Trustee may at any time enter into an indenture or indentures supplemental thereto (which shall not contain any provisions which are in conflict with the Trust Indenture Act of 1939 as then in effect), without the consent of the holders of any outstanding bonds, for the purpose of curing any ambiguity or correcting or supplementing any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provision in regard to matters or questions arising under the Original Indenture as long as such indentures or indentures are not inconsistent with the provisions of the Original Indenture and do not adversely affect the interests of the holders of the bonds; and

WHEREAS, it is provided in the Original Indenture under Article XVII, Section 17.02, that, subject to certain conditions, the Company, when authorized by a resolution of its board of directors, and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the bonds issued under the Indenture with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding which would be affected by the proposed action; and

WHEREAS, Ambac, as the holder of all of the outstanding Series 2001C Collateral Bonds, has consented to the modifications to the terms of the Series 2001C Collateral Bonds as set forth in this One Hundred and Eighth Supplemental Indenture and has evidenced such consent as provided in Section 11.01 of the Original Indenture; and

WHEREAS, the Company, by appropriate corporate action pursuant to Article XVII, Section 17.01 and Section 17.02, and in conformity with the terms of the Original Indenture, has duly determined to amend the terms of the Series 2001C Collateral Bonds; and

WHEREAS, the amendments contained herein are permitted under the provisions of each of Section 17.01 and Section 17.02 of Article XVII; and

WHEREAS, the form of the Series 2001C Collateral Bonds set forth in the One Hundred and Fifth Supplemental Indenture is hereby deleted and any Series 2001C Collateral Bond shall be issued substantially in the following form:

[FORM OF FACE OF SERIES 2001C COLLATERAL BOND]

This Bond is not transferable except (i) to Delmarva Power & Light Company or (ii) to The Bank of New York Mellon, as trustee under that certain Indenture of Trust No. 3, dated as of May 1, 2001, as Amended, between The Delaware Economic Development Authority and The Bank of New York Mellon, as trustee.  This Bond has not been registered under the Securities Act of 1933, as amended, and may not be transferred without compliance with applicable law.

DELMARVA POWER & LIGHT COMPANY

FIRST MORTGAGE BOND,

SERIES 2001C COLLATERAL BONDS DUE MAY 1, 2026

Number:

DELMARVA POWER & LIGHT COMPANY, a Delaware and Virginia corporation (the “Company”), for value received, hereby promises to pay to __________________, or registered assigns as hereinafter provided, the principal sum of $___________ on May 1, 2026, and to pay interest thereon, at the rate as is payable from time to time on the Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2001C due May 1, 2026 (the “Series 2001C Refunding Revenue Bonds”) of The Delaware Economic Development Authority (the “Authority”), issued under an Indenture of Trust No. 3, dated as of May 1, 2001, as amended, between the Authority and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Series 2001C Trustee”) (such indenture, the “Series 2001C Indenture”), payable at such times as interest is payable on the Series 2001C Refunding Revenue Bonds. Interest on this bond will accrue during the same period as interest accrues from time to time on the Series 2001C Refunding Revenue Bonds.

Payment of principal and interest on this bond, to the extent not satisfied and discharged as provided below, will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts.

Upon payment by the Company pursuant to Section 4.2(a), 7.1 or 7.2 of Loan Agreement No. 3, dated as of May 1, 2001, as amended, between the Authority and the Company (the “Loan Agreement”), in respect of any amount payable by the Authority as principal (whether at maturity, or upon redemption or acceleration or otherwise), premium, if any, or interest on the Series 2001C Refunding Revenue Bonds, and to the extent of such payment by the Company, the obligation of the Company to make the corresponding payment of principal, premium, if any, or interest on this bond shall be deemed satisfied and discharged.  Moneys on deposit in the Bond Fund (as defined in the Series 2001C Indenture) available to pay the principal of and premium, if any, and interest on the Series 2001C Refunding Revenue Bonds on the date on which any such payment is due (excluding moneys on deposit in the Bond Fund for the payment of past due principal of or premium, if any, or interest on Series 2001C Refunding Revenue Bonds in cases where Series 2001C Refunding Revenue Bonds have not been presented for payment or interest checks have not been cashed) shall constitute payments made by the Company pursuant to Section 4.2(a), 7.1 or 7.2 of the Loan Agreement for all purposes of this bond, to the extent of the amount of such moneys on deposit.  The Trustee may at any time and all times conclusively presume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on this bond, insofar as such payments at the time have become due, has been fully satisfied and discharged pursuant to either of the two foregoing sentences unless and until the Trustee shall have received a written notice from the Series 2001C Trustee signed by one of its officers (i) stating that timely payment of principal of, or premium or interest on, this bond has not been so made and (ii) providing the details of such nonpayment.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become valid or obligatory for any purpose until THE BANK OF NEW YORK MELLON, the Trustee under the Mortgage referred to on the reverse hereof, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, DELMARVA POWER & LIGHT COMPANY has caused this bond to be signed in its name with the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

Seal:

Attest: DELMARVA POWER & LIGHT COMPANY

By
[Assistant] Secretary		[Vice] President

Trustee’s Authentication Certificate

This bond is one of the bonds of the series herein designated, provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON, Trustee

By
Authorized Officer

[FORM OF REVERSE OF BOND]

DELMARVA POWER & LIGHT COMPANY

FIRST MORTGAGE BOND,

SERIES 2001C COLLATERAL BONDS DUE MAY 1, 2026

This bond is one of an issue of bonds of the Company (herein referred to as the “bonds”), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, Series 2001C Collateral Bonds due May 1, 2026 (herein sometimes referred to as “Series 2001C Collateral Bonds”), all  bonds of all series and tranches issued and to be issued under and equally and ratably secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series or tranche) by the Mortgage and Deed of Trust, dated as of October 1, 1943, executed by the Company to THE NEW YORK TRUST COMPANY, as Trustee, to which THE BANK OF NEW YORK MELLON, a New York corporation, is successor Trustee (herein, together with any indentures supplemental thereto, including the One Hundred and Eighth Supplemental Indenture, dated as of May 2, 2011 (the “One Hundred and Eighth Supplemental Indenture”), called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage), evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holder of the bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of the one or more series, taken in the aggregate, affected (determined as provided in the Mortgage), evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding.  Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond.  No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this bond at the time and place, at the rate and in the coin or currency herein prescribed.

The Series 2001C Collateral Bonds are subject to redemption on the date, in the principal amount and at the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the Series 2001C Refunding Revenue Bonds.  In the event that any Series 2001C Refunding Revenue Bonds are redeemed prior to maturity in accordance with the provisions of the Series 2001C Indenture, an equal principal amount of Series 2001C Collateral Bonds shall be deemed to have been redeemed and the holder hereunder, as holder of all Series 2001C Collateral Bonds of this series outstanding, hereby agrees to and shall deliver to the Trustee for cancellation such principal amount of Series 2001C Collateral Bonds so deemed to have been redeemed.  The Company agrees to give the Trustee notice of the redemption of any Series 2001C Refunding Revenue Bonds on or before the date fixed for any such redemption.

The Series 2001C Collateral Bonds are subject to mandatory redemption at any time, as a whole, at 100% of the principal amount thereof plus accrued interest to the redemption date, without premium, in the event the Trustee shall receive a written demand (a “Series 2001C Default Redemption Demand”) from the Series 2001C Trustee for redemption stating that there has occurred under the Series 2001C Indenture a declaration of acceleration of payment of principal and accrued interest, if any, on the Series 2001C Refunding Revenue Bonds pursuant to Section 9.02 thereof and demanding redemption of the Series 2001C Collateral Bonds.   The Trustee shall, within five days of receiving the Series 2001C Default Redemption Demand notify the Company and, upon receipt of sufficient funds, shall redeem all of the Series 2001C Collateral Bonds then outstanding by payment of the principal amount thereof.  In the event of a waiver of event of default under Section 9.09 of the Series 2001C Indenture, any Series 2001C Default Redemption Demand shall be deemed to be rescinded by the Series 2001C Trustee; but no such rescission or annulment shall extend to or affect any subsequent event of default or impair any right consequent thereon.  All Series 2001C Collateral Bonds redeemed by the Trustee pursuant to the foregoing provisions shall forthwith be cancelled.  The Company covenants that, upon receipt of notice of such redemption from the Trustee, it shall immediately deposit with the Trustee sufficient funds to enable it to redeem all of the Series 2001C Collateral Bonds.

Notwithstanding any other provision contained in this bond or the Mortgage, the holder of the Series 2001C Collateral Bonds by the acceptance of the Series 2001C Collateral Bonds hereby waives notice of any redemption of Series 2001C Collateral Bonds.

The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The Series 2001C Collateral Bonds are issuable only as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof.  To the extent this bond is transferable, it may be transferred as prescribed in the Mortgage by the registered holder hereof in person, or by his or her duly authorized attorney, at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage, and in each case without payment of any service or other similar charge, as provided in the One Hundred and Eighth Supplemental Indenture.  The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Mortgage.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this bond, or for any claim based hereon, or otherwise in respect hereof, or based on, or in respect of, the Mortgage, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

[END OF FORM OF SERIES 2001C COLLATERAL BOND]

WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures, supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clause thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds, and to set forth the terms and provisions of any series of bonds to be issued under the Original Indenture and the form of the bonds and coupons of such series; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this One Hundred and Eighth Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company therefore deems it advisable to enter into this One Hundred and Eighth Supplemental Indenture in the form and terms hereof; and

WHEREAS, the execution and delivery of this One Hundred and Eighth Supplemental Indenture has been duly authorized by the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Eighth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

AND IT IS HEREBY FURTHER COVENANTED AND AGREED and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:

ARTICLE I.

The Company and the Trustee hereby agree that the One Hundred and Fifth Supplemental Indenture is hereby amended pursuant to the provisions of Section 17.01 and Section 17.02 of the Original Indenture as follows:

(a)             The fourth paragraph of Article I, Section 1 of the One Hundred and Fifth Supplemental Indenture is hereby deleted and the following paragraph is hereby inserted in lieu thereof:

The holder of the Series 2001C Collateral Bonds shall not sell, assign, or transfer the Series 2001C Collateral Bonds other than to the Company or the Series 2001C Trustee, and the Company shall issue stop transfer instructions to the Trustee and any bond registrar for the Series 2001C Collateral Bonds to effect compliance with this Section 1.  No service or other similar charge shall be made for any exchange, transfer or registration of the Series 2001C Collateral Bonds, but the Company may require payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by the Company in relation thereto.

(b)           The fifth and sixth paragraphs of Article I, Section 1 of the One Hundred and Fifth Supplemental Indenture are hereby deleted and the following paragraphs are hereby inserted in lieu thereof:

The Series 2001C Collateral Bonds are subject to redemption on the date, in the principal amount and at the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the Series 2001C Refunding Revenue Bonds.  Otherwise, the Series 2001C Collateral Bonds shall not be redeemable except as set forth in the following paragraph.  In the event that any Series 2001C Refunding Revenue Bonds are redeemed prior to maturity in accordance with the provisions of the Series 2001C Indenture, an equal principal amount of Series 2001C Collateral Bonds shall be deemed to have been redeemed and the holder of the Series 2001C Collateral Bonds shall deliver to the Trustee for cancellation such principal amount of Series 2001C Collateral Bonds so deemed to have been redeemed.  The Company shall give the Trustee notice of the redemption of any Series 2001C Refunding Revenue Bonds on or before the date fixed for any such redemption.

In the event the Trustee shall receive from the Series 2001C Trustee a Series 2001C Default Redemption Demand (as defined in the form of bond for the Series 2001C Collateral Bonds contained herein), the Series 2001C Collateral Bonds shall be subject to mandatory redemption, as a whole at any time prior to maturity, in the manner and upon the conditions provided in said form of bond, at 100% of the principal amount thereof together with accrued interest to the redemption date, without premium. The

Company covenants that, upon receipt of notice of such redemption from the Trustee, it shall immediately deposit with the Trustee sufficient funds to enable it to redeem all of the Series 2001C Collateral Bonds.

Notwithstanding any other provision contained in this bond or the Mortgage, the holder of the Series 2001C Collateral Bonds by the acceptance of the Series 2001C Collateral Bonds hereby waives notice of any redemption of Series 2001C Collateral Bonds.

ARTICLE II.

MISCELLANEOUS

SECTION 1.  As supplemented and amended by this One Hundred and Eighth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.  This One Hundred and Eighth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 3.  The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

SECTION 4.  The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702.  The secured party and its address, from which information concerning the security interest hereunder may be obtained, are The Bank of New York Mellon, Global Corporate Trust, 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attn: Ms. Leslie Lockhart, Corporate Trust Officer.

SECTION 5.  The Company acknowledges that it received a true and correct copy of this One Hundred and Eighth Supplemental Indenture.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 2nd day of May, 2011.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By	/s/ Kevin M. McGowan
KEVIN M. MCGOWAN, VICE PRESIDENT and TREASURER

May 2, 2011

Attest:

/s/ Ellen S. Rogers
ELLEN SHERIFF ROGERS, SECRETARY

THE BANK OF NEW YORK MELLON, as Trustee

Date of Execution	By	/s/ Thomas Provenzano

May 2, 2011

	Attest:	/s/ Leslie Lockhart

Trustee’s Signature Page

108TH Supplemental Indenture dated as of May 2, 2011
to the Delmarva Power & Light Company Mortgage and Deed of Trust
dated as of October 1, 1943

DISTRICT OF COLUMBIA:  SS.

BE IT REMEMBERED that on this 2nd day of May, 2011, personally came before me, a notary public for the District of Columbia, Kevin M. McGowan, Vice President and Treasurer of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Lisa Brannock
Notary Public, District of Columbia
My commission expires 8/14/14

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Kirk J. Emge
Kirk J. Emge, Esq.

COMMONWEALTH OF PENNSYLVANIA	)
) SS.
COUNTY OF ALLEGHENY	)

BE IT REMEMBERED that on this 2nd day of May, 2011, personally came before me, a Notary Public for the Commonwealth of Pennsylvania, Thomas Provenzano, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Trustee; that her signature is her own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that her act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Robert Wesner
Notary Public, Commonwealth of Pennsylvania

__________
Notary Public, Commonwealth of Pennsylvania
No. _______________
Qualified in Allegheny County
Commission Expires: 4/15/2014

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By	/s/ Thomas Provenzano